SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JANUARY 10, 2002
(To Prospectus dated December 14, 2001)


                                 CWABS, INC.
                                  Depositor

                                 Countrywide
                               Home Loans, Inc.
                                    Seller

                     Countrywide Home Loans Servicing LP
                               Master Servicer


                  Asset-Backed Certificates, Series 2002-BC1

                              -------------------




The Class A certificates
represent obligations of
the trust only and do not       The Class A Certificates
represent an interest in
or obligation of                o   This supplement relates to the offering
CWABS, Inc.,                        of the Class A certificates of the
Countrywide Home                    series referenced above. This supplement
Loans, Inc.,                        does not contain complete information
Countrywide Home                    about the offering of the Class A
Loans Servicing LP or               certificates. Additional information is
any of their affiliates.            contained in the prospectus supplement
                                    dated January 10, 2002 prepared in
This supplement may be              connection with the offering of the
used to offer and sell              offered certificates of the series
the offered certificates            referenced above and in the prospectus
only if accompanied                 of the depositor dated December 14,
by the prospectus                   2001. You are urged to read this
supplement and                      supplement, the prospectus supplement
the prospectus.                     and the prospectus in full.

                                o   As of May 25, 2004, the certificate
                                    principal balance of the Class A
                                    certificates was approximately
                                    $127,795,538.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or ocmplete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 28, 2004

                              THE MORTGAGE POOL

     As of May 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 1,367 Mortgage Loans having an aggregate Stated Principal Balance of approximately $153,527,516.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                          As of May 1, 2004
                                                        ----------------------
Total Number of Mortgage Loans ..........................           1,367
Delinquent Mortgage Loans and Pending Foreclosures
at Period End (1)
        30-59 days ......................................               5.05%
        60-90 days ......................................               1.32%
        91 days or more (excluding pending
           foreclosures) ................................               1.54%
                                                                       ------
        Total Delinquencies .............................               7.91%
                                                                       ======
Foreclosures Pending ....................................               6.29%
                                                                       ------
Total Delinquencies and foreclosures pending ............              14.20%
                                                                       ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Thirty-four (34) Mortgage Loans have been converted and are, as of the Reference Date, REO loans. As of the Reference Date, cumulative realized losses on the Mortgage Loans equaled approximately $1,457,212.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                               Delinquency and Foreclosure Experience
                                             ----------------------------------------------------------------------------
                                                   As of December 31, 2000                   As of December 31, 2001
                                             ----------------------------------       -----------------------------------
                                             Principal Balance        Percentage      Principal Balance        Percentage
                                             -----------------        ---------       -----------------        ----------

Total Portfolio                               $7,867,335,642.62        100.00%         $9,081,242,926.99         100.00%
Delinquency Percentage
30-59 Days                                      $617,079,497.93          7.84%           $806,843,594.55           8.88%
60-89 Days                                       209,082,975.61          2.66%            255,443,513.99           2.81%
90+ Days                                          87,295,342.66          1.11%            103,605,792.49           1.14%
                                                ---------------        -------         -----------------          ------
Sub-Total                                       $913,457,816.20         11.61%         $1,165,892,900.03          12.84%
                                                ---------------        -------         -----------------          ------
Foreclosure Rate                                $231,465,019.95          2.94%           $356,652,093.38           3.93%
Bankruptcy Rate                                 $109,183,964.35          1.39%           $232,679,880.26           2.56%

                                                               Delinquency and Foreclosure Experience
                                             ----------------------------------------------------------------------------
                                                 As of December 31, 2002                     As of December 31, 2003
                                             ----------------------------------       -----------------------------------
                                             Principal Balance        Percentage      Principal Balance        Percentage
                                             -----------------        ----------      -----------------        ----------
Total Portfolio                              $10,499,524,957.75        100.00%         $20,666,799,653.23       100.00%
Delinquency Percentage
30-59 Days                                      $776,262,182.66          7.39%           1,237,075,952.99         5.99%
60-89 Days                                       272,447,833.46          2.59%             369,166,558.52         1.79%
90+ Days                                        $112,192,108.56          1.07%             101,415,871.40          .49%
                                              -----------------        -------         ------------------         ------
Sub-Total                                     $1,160,902,124.68         11.06%          $1,707,668,382.91         8.26%
                                              -----------------        -------         ------------------         ------
Foreclosure Rate                                $277,872,737.06          2.65%             322,168,334.41         1.56%
Bankruptcy Rate                                 $293,013,840.50          2.79%             305,504,468.46         1.48%


                                               Delinquency and Foreclosure
                                                        Experience
                                         -------------------------------------
                                                  As of March 31, 2004
                                         -------------------------------------
                                         Principal Balance          Percentage
                                         -----------------          ----------
Total Portfolio                              $29,161,649,073           100.00%
Delinquency Percentage
30-59 Days                                    $1,421,444,465             4.87%
60-89 Days                                       434,720,503             1.49%
90+ Days                                         158,310,237             0.54%
                                              --------------             -----
Sub-Total                                     $2,014,475,205             6.91%
                                              --------------             -----
Foreclosure Rate                                $385,837,835             1.32%
Bankruptcy Rate                                 $384,005,661             1.32%


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and fo reclosure losses in the future.

                   DESCRIPTION OF THE CLASS A CERTIFICATES

     The Class A Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of May 25, 2004 (the "Certificate Date"), the certificate principal balance of the Class A Certificates was approximately $127,795,538 evidencing a beneficial ownership interest of approximately 83.07% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $26,042,788 and evidenced in the aggregate a beneficial ownership interest of approximately 16.93% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The May 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.89% per annum, and the level of One-Month LIBOR remains constant at 1.26% per annum; (vi) the Pass- Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is June 28, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum.

     The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

     For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. The Prepayment Models used in this Prospectus Supplement are 23% PV for the Fixed Rate Mortgage Loans and 30% CPR for the Adjustable Rate Mortgage Loans.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

             Percent of Certificate Principal Balance Outstanding

Adjustable Rate Mortgage Loans -                  0%             80%            100%             150%           200%
(Percentages of the Prepayment                    --             ---            ----             ----           ----
Model)

        Distribution Date

Initial Percent.........................          100            100             100             100             100
June 25, 2005...........................          99             69              55               41             29
June 25, 2006...........................          99             47              38               23             12
June 25, 2007...........................          99             34              26               13              5
June 25, 2008...........................          99             25              18               7               2
June 25, 2009...........................          99             19              12               4               1
June 25, 2010...........................          98             14               9               2               0
June 25, 2011...........................          96             11               6               1               0
June 25, 2012...........................          94              8               4               1               0
June 25, 2013...........................          92              6               3               0               0
June 25, 2014...........................          89              4               2               0               0
June 25, 2015...........................          86              3               1               0               0
June 25, 2016...........................          83              2               1               0               0
June 25, 2017...........................          79              2               1               0               0
June 25, 2018...........................          76              1               0               0               0
June 25, 2019...........................          73              1               0               0               0
June 25, 2020...........................          69              1               0               0               0
June 25, 2021...........................          65              0               0               0               0
June 25, 2022...........................          61              0               0               0               0
June 25, 2023...........................          56              0               0               0               0
June 25, 2024...........................          51              0               0               0               0
June 25, 2025...........................          45              0               0               0               0
June 25, 2026...........................          40              0               0               0               0
June 25, 2027...........................          33              0               0               0               0
June 25, 2028...........................          26              0               0               0               0
June 25, 2029...........................          18              0               0               0               0
June 25, 2030...........................          10              0               0               0               0
June 25, 2031...........................           1              0               0               0               0
June 25, 2032...........................           0              0               0               0               0
Weighted Average Life (years)(1)........         18.89          2.96            2.26             1.32           0.82
Weighted Average Life (years)(1)(2).....         18.19          1.81            1.31             0.73           0.42

        ----------------------
        (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
        (2) To the Optional Termination Date


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     Although the Exemption has been amended since January, 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A Certificates.

                                   RATINGS

     The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "AAA" by Fitch Ratings See "Ratings" in the Prospectus Supplement.


                            METHOD OF DISTRIBUTION

            The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

Summary of Loans in the Mortgage Pool
(As of Reference Date)
                                                                                    Range
                                                                                    -----
Characterisitics of Adjustable Rate Mortgage Loans
and Fixed Rate Mortgage Loans-Combined
Total Number of Loans                                                          1,367
Aggregate Principal Balance                                             $153,527,516
Average Principal Balance                                                   $112,310          4133.00    to     $ 491,336.00
Percentage of Fixed Rate Mortgage Loans                                       36.08%
Percentage of Adjustable Rate Mortgage Loans                                  63.92%
Weighted Average Mortgage Rate                                                 8.72%             0.06    to           13.65%
Weighted Average Original Term to Maturity (months)                              348           120.00    to              360
Weighted Average Remaining Term to Maturity (months)                             318            87.00    to              333
Weighted Average Loan-to-Value Ratio                                          81.71%             0.13    to           95.00%
Weighted Average FICO Credit Score                                              615

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                                  6.55%             0.04    to           10.30%
Weighted Average Maximum Mortgage Rate                                       14.986%             0.08    to           19.30%
Weighted Average Minimum Mortgage Rate                                        8.532%             0.05    to           12.30%
Weighted Average Next Adjustment Date                            September 10, 2004
Weighted Average Subsequent Periodic Rate Cap                                  1.06%             0.01    to            1.50%
Weighted Average Initial Periodic Rate Cap                                    2.521%             0.01    to            3.00%

Mortgage Loan Programs

                                                       Number of            Aggregate        Percentage of
Loan Programs                                     Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------

6-Month LIBOR                                                  1             $136,576              0.09 %
2-Year/13-Year LIBOR                                           2              210,061              0.14
2-Year/18-Year LIBOR                                           5              692,935              0.45
2-Year/28-Year LIBOR                                         435           53,705,346             34.98
3-Year/22-Year LIBOR                                           1               30,604              0.02
3-Year/27-Year LIBOR                                         345           43,118,333             28.09
5-Year/25-Year LIBOR                                           1              245,692              0.16
Fixed 10-Year                                                  2              116,581              0.08
Fixed 15-Year                                                 70            4,637,300              3.02
Fixed 20-Year                                                 29            1,866,132              1.22
Fixed 25-Year                                                  4              230,049              0.15
Fixed 30-Year                                                437           45,392,292             29.57
Fixed 30-Year/15-Year Balloon                                 35            3,145,614              2.05
----------------------------------------------------------------------------------------------------------
Total                                                      1,367         $153,527,516            100.00 %
----------------------------------------------------------------------------------------------------------


Current Principal Balances

                                                       Number of            Aggregate        Percentage of
Range of Mortgage Loan Principal Balances         Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
$0 - $25000                                                   14             $282,508              0.18 %
$25000.01 - $50000                                           155            6,151,972              4.01
$50000.01 - $75000                                           318           20,035,470             13.05
$75000.01 - $100000                                          257           22,316,480             14.54
$100000.01 - $ 150000                                        351           42,921,932             27.96
$150000.01 - $ 200000                                        129           22,155,016             14.43
$200000.01 - $ 250000                                         68           15,229,850              9.92
$250000.01 - $ 300000                                         27            7,326,519              4.77
$300000.01 - $ 350000                                         28            8,942,669              5.82
$350000.01 - $ 400000                                         11            4,078,196              2.66
$400000.01 - $ 450000                                          5            2,162,951              1.41
$450000.01 - $ 500000                                          4            1,923,952              1.25
----------------------------------------------------------------------------------------------------------
Total                                                      1,367         $153,527,516            100.00 %
----------------------------------------------------------------------------------------------------------

Mortgage Rates

                                                       Number of            Aggregate        Percentage of
Range of Mortgage Rates (%)                       Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
5.501 - 6.000                                                  2             $288,621              0.19 %
6.001 - 6.500                                                 16            2,812,782              1.83
6.501 - 7.000                                                 74           11,867,058              7.73
7.001 - 7.500                                                 90           13,600,348              8.86
7.501 - 8.000                                                212           28,708,323             18.70
8.001 - 8.500                                                138           17,452,089             11.37
8.501 - 9.000                                                220           25,452,811             16.58
9.001 - 9.500                                                147           14,568,667              9.49
9.501 - 10.000                                               176           16,358,259             10.65
10.001 - 10.500                                               95            8,003,206              5.21
10.501 - 11.000                                              106            8,036,870              5.23
11.001 - 11.500                                               45            3,130,426              2.04
11.501 - 12.000                                               23            1,802,310              1.17
12.001 - 12.500                                               14              948,268              0.62
12.501 - 13.000                                                4              279,729              0.18
13.001 - 13.500                                                4              170,275              0.11
13.501 - 14.000                                                1               47,473              0.03
----------------------------------------------------------------------------------------------------------
Total                                                      1,367         $153,527,516            100.00 %
----------------------------------------------------------------------------------------------------------


Remaining Terms to Maturity

                                                       Number of            Aggregate        Percentage of
Remaining Term (months)                           Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
1 - 120                                                        2             $116,581              0.08 %
121 - 180                                                    107            7,992,974              5.21
181 - 300                                                     39            2,819,720              1.84
301 - 360                                                  1,219          142,598,241             92.88
----------------------------------------------------------------------------------------------------------
Total                                                      1,367         $153,527,516            100.00 %
----------------------------------------------------------------------------------------------------------




Loan-to-Value Ratios

                                                       Number of            Aggregate        Percentage of
Range of Loan-to-Value Ratios (%)                 Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
50.00 or Less                                                 37           $2,332,811              1.52 %
50.01-55.00                                                    9            1,131,604              0.74
55.01-60.00                                                   21            1,691,054              1.10
60.01-65.00                                                   28            2,519,882              1.64
65.01-70.00                                                   61            7,317,389              4.77
70.01-75.00                                                  151           16,509,264             10.75
75.01-80.00                                                  353           41,312,184             26.91
80.01-85.00                                                  278           29,622,573             19.29
85.01-90.00                                                  356           42,256,944             27.52
90.01-95.00                                                   73            8,833,810              5.75
---------------------------------------------------------------------------------------------------------
Total                                                      1,367         $153,527,516            100.00 %
---------------------------------------------------------------------------------------------------------

State Distribution

                                                       Number of            Aggregate        Percentage of
State                                             Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
Alabama                                                        8             $684,634              0.45 %
Arizona                                                       42            4,867,090              3.17
Arkansas                                                      11              911,609              0.59
California                                                   117           21,725,455             14.15
Colorado                                                      35            6,289,079              4.10
Connecticut                                                   26            2,987,522              1.95
Delaware                                                      10            1,208,971              0.79
District of Columbia                                           1              109,946              0.07
Florida                                                      119           12,462,644              8.12
Georgia                                                       81            7,988,188              5.20
Hawaii                                                        14            2,154,423              1.40
Idaho                                                          3              165,612              0.11
Illinois                                                      55            7,623,387              4.97
Indiana                                                       59            5,414,283              3.53
Iowa                                                          11            1,109,369              0.72
Kansas                                                         6              662,319              0.43
Kentucky                                                      17            1,490,057              0.97
Louisiana                                                     11              747,903              0.49
Maryland                                                      14            1,744,108              1.14
Massachusetts                                                 15            2,096,840              1.37
Michigan                                                      57            5,347,342              3.48
Minnesota                                                     17            2,388,407              1.56
Mississippi                                                    9              581,503              0.38
Missouri                                                      22            1,885,360              1.23
Montana                                                        1              128,957              0.08
Nebraska                                                      12            1,007,465              0.66
Nevada                                                        13            2,004,923              1.31
New Hampshire                                                  4              675,641              0.44
New Jersey                                                    24            3,182,191              2.07
New Mexico                                                     2              248,497              0.16
New York                                                      26            3,758,294              2.45
North Carolina                                                44            3,939,713              2.57
Ohio                                                         167           14,239,289              9.27
Oklahoma                                                       1               13,801              0.01
Oregon                                                        20            3,060,897              1.99
Pennsylvania                                                 127           11,736,606              7.64
Rhode Island                                                   2              254,864              0.17
South Carolina                                                39            3,329,160              2.17
Tennessee                                                     30            2,743,433              1.79
Texas                                                         12              959,590              0.63
Utah                                                          14            2,409,399              1.57
Vermont                                                        1              144,053              0.09
Virginia                                                      19            1,903,876              1.24
Washington                                                    16            2,552,060              1.66
West Virginia                                                 14              734,902              0.48
Wisconsin                                                     19            1,853,854              1.21
----------------------------------------------------------------------------------------------------------
Total                                                      1,367         $153,527,516            100.00 %
----------------------------------------------------------------------------------------------------------

Credit Bureau Risk Scores

                                                       Number of            Aggregate        Percentage of
Credit Bureau Risk Scores                         Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
801 - 820                                                      1              $36,279               0.02 %
781 - 800                                                      6              760,899               0.50
761 - 780                                                     11            2,034,937               1.33
741 - 760                                                     18            2,223,018               1.45
721 - 740                                                     24            3,195,837               2.08
701 - 720                                                     32            3,594,731               2.34
681 - 700                                                     64            7,262,694               4.73
661 - 680                                                     89           11,350,963               7.39
641 - 660                                                    152           19,127,671              12.46
621 - 640                                                    177           21,396,021              13.94
601 - 620                                                    162           19,114,486              12.45
581 - 600                                                    152           16,333,450              10.64
561 - 580                                                    161           16,054,773              10.46
541 - 560                                                    160           15,272,275               9.95
521 - 540                                                    115           11,100,476               7.23
501 - 520                                                     41            4,516,453               2.94
500 or Less                                                    1              117,168               0.08
Unavailable                                                    1               35,384               0.02
----------------------------------------------------------------------------------------------------------
Total                                                      1,367         $153,527,516             100.00 %
----------------------------------------------------------------------------------------------------------


Gross Margin for Adjustable Rate Mortgage Loans

                                                       Number of            Aggregate         Percentage of
Range of Gross Margins (%)                        Mortgage Loans    Principal Balance            Loan Group
-----------------------------------------------------------------------------------------------------------
3.001 - 4.000                                                  2             $375,413               0.38 %
4.001 - 5.000                                                 15         2,102,008.00               2.14
5.001 - 6.000                                                216        30,212,799.00              30.79
6.001 - 7.000                                                345        42,188,281.00              42.99
7.001 - 8.000                                                143        16,215,182.00              16.52
8.001 - 9.000                                                 58         5,697,059.00               5.81
9.001 - 10.000                                                10         1,189,311.00               1.21
10.001 - 11.000                                                1           159,495.00               0.16
----------------------------------------------------------------------------------------------------------
Total                                                        790          $98,139,548             100.00 %
----------------------------------------------------------------------------------------------------------



Next Adjustment Date of the Adjustable Rate Mortgage Loans

                                                       Number of            Aggregate         Percentage of
Next Adjustment Date                              Mortgage Loans    Principal Balance            Loan Group
-----------------------------------------------------------------------------------------------------------
May-04                                                         4             $458,446               0.47 %
June-04                                                      133           16,713,048              17.03
July-04                                                       59            7,368,539               7.51
August-04                                                     76            9,379,516               9.56
September-04                                                 120           14,470,449              14.74
October-04                                                   148           19,118,133              19.48
November-04                                                  178           22,966,795              23.40
December-04                                                   67            7,212,808               7.35
January-04                                                     4              206,121               0.21
November-04                                                    1              245,692               0.25
----------------------------------------------------------------------------------------------------------
Total                                                        790          $98,139,548             100.00 %
----------------------------------------------------------------------------------------------------------

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans

                                                       Number of            Aggregate        Percentage of
Range of Maximum Mortgage Rates (%)               Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
8.001 - 9.000                                                  1             $136,576             0.14 %
12.001 - 12.500                                                4              485,773             0.49
12.501 - 13.000                                               56            8,388,270             8.55
13.001 - 13.500                                               64            9,405,777             9.58
13.501 - 14.000                                               92           13,942,146            14.21
14.001 - 14.500                                               77           10,608,992            10.81
14.501 - 15.000                                               94           11,834,035            12.06
15.001 - 15.500                                               78            9,020,439             9.19
15.501 - 16.000                                              100           11,961,095            12.19
16.001 - 16.500                                               53            5,866,595             5.98
16.501 - 17.000                                               77            8,309,102             8.47
17.000 - 17.500                                               38            3,599,516             3.67
17.501 - 18.000                                               32            2,765,038             2.82
18.001 - 18.500                                               13              802,807             0.82
18.501 - 19.000                                                8              640,315             0.65
19.001 - 19.500                                                3              373,071             0.38
----------------------------------------------------------------------------------------------------------
Total                                                        790          $98,139,548           100.00 %
----------------------------------------------------------------------------------------------------------


Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans

                                                       Number of            Aggregate        Percentage of
Initial Periodic Rate Cap (%)                     Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
1.000                                                          3             $424,454               0.43 %
1.500                                                         83           11,802,443              12.03
2.000                                                        198           28,463,989              29.00
3.000                                                        506           57,448,662              58.54
----------------------------------------------------------------------------------------------------------
Total                                                        790          $98,139,548             100.00 %
----------------------------------------------------------------------------------------------------------



Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans

                                                       Number of            Aggregate        Percentage of
Subsequent Periodic Rate Cap (%)                  Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
1.000                                                        708          $86,453,827              88.09 %
1.500                                                         82           11,685,721              11.91
----------------------------------------------------------------------------------------------------------
Total                                                        790          $98,139,548             100.00 %
----------------------------------------------------------------------------------------------------------


Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans

                                                       Number of            Aggregate        Percentage of
Range of Minimum Mortgage Rates (%)               Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
5.001 - 6.000                                                 23           $3,566,578               3.63 %
6.001 - 7.000                                                 93           12,547,723              12.79
7.001 - 8.000                                                168           25,959,476              26.45
8.001 - 9.000                                                176           23,239,831              23.68
9.001 - 10.000                                               174           18,564,639              18.92
10.001 - 11.000                                              108           10,378,540              10.58
11.001 - 12.000                                               40            3,232,937               3.29
12.001 - 13.000                                                8              649,824               0.66
----------------------------------------------------------------------------------------------------------
Total                                                        790          $98,139,548             100.00 %
----------------------------------------------------------------------------------------------------------

Types of Mortgaged Properties

                                                       Number of            Aggregate        Percentage of
Property Type                                     Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
Single-Family Residence                                    1,128         $123,645,706             80.54 %
Planned Unit Development                                      68          $13,956,932              9.09
Low Rise Condominium                                          59           $5,725,764              3.73
Two Family Home                                               57           $5,659,718              3.69
Three Family Home                                             10           $1,204,833              0.78
Four Family Home                                               8             $802,858              0.52
Manufactured Housing(1)                                       21           $1,284,184              0.84
High Rise Condominium                                          3             $446,260              0.29
Townhouse                                                     13             $801,260              0.52
----------------------------------------------------------------------------------------------------------

Total                                                      1,367         $153,527,516            100.00 %
----------------------------------------------------------------------------------------------------------

(1) Treated as real property.




Occupancy Types

                                                       Number of            Aggregate        Percentage of
Occupancy                                         Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
Owner Occupied                                             1,253         $144,643,493             94.21 %
Non-Owner Occupied                                           104            7,593,266              4.95
Second Home                                                   10            1,290,757              0.84
----------------------------------------------------------------------------------------------------------
Total                                                      1,367         $153,527,516            100.00 %
----------------------------------------------------------------------------------------------------------




Loan Purposes

                                                       Number of            Aggregate        Percentage of
Loan Purpose                                      Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
Refinance - Cash Out                                         881          $97,152,022             63.28 %
Purchase                                                     285          $31,737,396             20.67
Refinance - Rate/Term                                        201          $24,638,098             16.05
----------------------------------------------------------------------------------------------------------
Total                                                      1,367         $153,527,516            100.00 %
----------------------------------------------------------------------------------------------------------




Credit Grade Categories

                                                       Number of            Aggregate        Percentage of
Credit Grade Category                             Mortgage Loans    Principal Balance           Loan Group
----------------------------------------------------------------------------------------------------------
A                                                            739          $89,286,510             58.16 %
A-                                                           215          $24,955,567             16.25
B                                                            237          $22,693,193             14.78
C                                                            149          $14,266,241              9.29
C-                                                            24           $2,146,942              1.40
D                                                              3             $179,063              0.12
----------------------------------------------------------------------------------------------------------
Total                                                       1367      $153,527,515.68            100.00 %
----------------------------------------------------------------------------------------------------------

                                  EXHIBIT 2

THE                                                                                                    Distribution Date:  5/25/04
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

Officer:        Courtney Bartholomew                          Countrywide Home Loans
                212-815-3236                                 Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                                     Series 2002-BC1

                                                  Certificateholder Monthly Distribution Summary

--------------------------------------------------------------------------------------------------------------------------------
                                                 Certificate                           Pass
                                    Class           Rate            Beginning         Through       Principal      Interest
Class              Cusip         Description        Type             Balance           Rate (%)   Distribution   Distribution
--------------------------------------------------------------------------------------------------------------------------------


A                126671NS1          Senior       Var-Act/360     135,526,148.82       1.430000    7,730,610.44     156,118.59
AIO              126671NW2         Strip IO      Var-30/360      162,009,386.80       5.292276            0.00     715,773.64
AR               126671NV4          Senior       Fix-30/360                0.00       0.000000            0.00           0.00
--------------------------------------------------------------------------------------------------------------------------------

M1               126671NT9        Mezzanine      Var-Act/360       8,750,000.00       2.050000            0.00      14,449.65
M2               126671NU6        Mezzanine      Var-Act/360       6,250,000.00       2.550000            0.00      12,838.54
B1               126671NX0          Junior       Var-Act/360       2,500,000.00       3.050000            0.00       6,142.36
B2               126671NY8          Junior       Var-Act/360       6,000,000.00       6.100000            0.00      29,483.33
B3               126671NZ5          Junior       Var-Act/360       2,000,000.00       6.100000            0.00       9,827.78
B4               126671PA8          Junior       Var-Act/360         983,237.98       6.100000            0.00       4,831.52
--------------------------------------------------------------------------------------------------------------------------------

Totals                                                           162,009,386.80                   7,730,610.44     949,465.41

--------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                                            Current                               Cumulative
                        Total               Realized             Ending            Realized
Class            Distribution                Losses             Balance             Losses
-------------------------------------------------------------------------------------------------


A                7,886,729.03                 0.00          127,795,538.38            0.00
AIO                715,773.64                 0.00          153,838,326.20            0.00
AR                       0.00                 0.00                    0.00            0.00
-------------------------------------------------------------------------------------------------

M1                  14,449.65                 0.00            8,750,000.00            0.00
M2                  12,838.54                 0.00            6,250,000.00            0.00
B1                   6,142.36                 0.00            2,500,000.00            0.00
B2                  29,483.33                 0.00            6,000,000.00            0.00
B3                   9,827.78                 0.00            2,000,000.00            0.00
B4                   4,831.52           440,450.19              542,787.79    1,457,212.21
-------------------------------------------------------------------------------------------------

Totals           8,680,075.85           440,450.19          153,838,326.17    1,457,212.21

-------------------------------------------------------------------------------------------------

THE                                                                                                    Distribution Date:  5/25/04
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

Officer:        Courtney Bartholomew                          Countrywide Home Loans
                212-815-3236                                 Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                                     Series 2002-BC1




                                                         Principal Distribution Detail
-------------------------------------------------------------------------------------------------------------------------------
                               Original         Beginning       Scheduled                      Unscheduled          Net
                             Certificate       Certificate      Principal       Accretion       Principal        Principal
 Class       Cusip             Balance           Balance      Distribution      Principal      Adjustments     Distribution
-------------------------------------------------------------------------------------------------------------------------------

   A       126671NS1       472,500,000.00    135,526,148.82   7,730,610.44          0.00             0.00     7,730,610.44
  AIO      126671NW2       500,000,100.00    162,009,386.80           0.00          0.00             0.00             0.00
  AR       126671NV4               100.00              0.00           0.00          0.00             0.00             0.00
-------------------------------------------------------------------------------------------------------------------------------

  M1       126671NT9         8,750,000.00      8,750,000.00           0.00          0.00             0.00             0.00
  M2       126671NU6         6,250,000.00      6,250,000.00           0.00          0.00             0.00             0.00
  B1       126671NX0         2,500,000.00      2,500,000.00           0.00          0.00             0.00             0.00
  B2       126671NY8         6,000,000.00      6,000,000.00           0.00          0.00             0.00             0.00
  B3       126671NZ5         2,000,000.00      2,000,000.00           0.00          0.00             0.00             0.00
  B4       126671PA8         2,000,000.00        983,237.98           0.00          0.00             0.00             0.00
-------------------------------------------------------------------------------------------------------------------------------

Totals                     500,000,100.00    162,009,386.80   7,730,610.44          0.00             0.00     7,730,610.44

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------
                   Current          Ending               Ending
                   Realized       Certificate          Certificate
 Class              Losses          Balance              Factor
-------------------------------------------------------------------
   A                   0.00     127,795,538.38        0.27046674789
  AIO                  0.00     153,838,326.20        0.30767659086
  AR                   0.00               0.00        0.00000000000

  M1                   0.00       8,750,000.00        1.00000000000
  M2                   0.00       6,250,000.00        1.00000000000
  B1                   0.00       2,500,000.00        1.00000000000
  B2                   0.00       6,000,000.00        1.00000000000
  B3                   0.00       2,000,000.00        1.00000000000
  B4             440,450.19         542,787.79        0.27139389500
-------------------------------------------------------------------

Totals           440,450.19     153,838,326.17
-------------------------------------------------------------------

THE                                                                                                    Distribution Date:  5/25/04
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

Officer:        Courtney Bartholomew                          Countrywide Home Loans
                212-815-3236                                 Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                                     Series 2002-BC1




                                                                       Interest Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
              Beginning           Pass        Accrued        Cumulative                  Total             Net         Unscheduled
             Certificate        Through       Optimal          Unpaid      Deferred    Interest         Prepayment       Interest
Class          Balance          Rate (%)      Interest        Interest     Interest       Due         Int Shortfall     Adjustment
----------------------------------------------------------------------------------------------------------------------------------

  A        135,526,148.82      1.430000      156,118.59           0.00         0.00     156,118.59            0.00           0.00
 AIO       162,009,386.80      5.292276      715,773.64           0.00         0.00     715,773.64            0.00           0.00
  AR                 0.00      0.000000            0.00           0.00         0.00           0.00            0.00           0.00
----------------------------------------------------------------------------------------------------------------------------------

  M1         8,750,000.00      2.050000       14,449.65           0.00         0.00      14,449.65            0.00           0.00
  M2         6,250,000.00      2.550000       12,838.54           0.00         0.00      12,838.54            0.00           0.00
  B1         2,500,000.00      3.050000        6,142.36           0.00         0.00       6,142.36            0.00           0.00
  B2         6,000,000.00      6.100000       29,483.33           0.00         0.00      29,483.33            0.00           0.00
  B3         2,000,000.00      6.100000        9,827.78           0.00         0.00       9,827.78            0.00           0.00
  B4           983,237.98      6.100000        4,831.52           0.00         0.00       4,831.52            0.00           0.00
----------------------------------------------------------------------------------------------------------------------------------

Totals     162,009,386.80                    949,465.41           0.00         0.00     949,465.41            0.00           0.00
----------------------------------------------------------------------------------------------------------------------------------


-------------------------------
                      Interest
Class                   Paid
-------------------------------
  A                  156,118.59
 AIO                 715,773.64
  AR                       0.00
-------------------------------

  M1                  14,449.65
  M2                  12,838.54
  B1                   6,142.36
  B2                  29,483.33
  B3                   9,827.78
  B4                   4,831.52
-------------------------------

Totals               949,465.41
-------------------------------

THE                                                                                                    Distribution Date:  5/25/04
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

Officer:        Courtney Bartholomew                          Countrywide Home Loans
                212-815-3236                                 Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                                     Series 2002-BC1



                                                                Current Payment Information
                                                                     Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------
                                Original        Beginning Cert.                                          Ending Cert.      Pass
                              Certificate           Notional         Principal         Interest            Notional      Through
Class          Cusip            Balance             Balance         Distribution     Distribution          Balance       Rate (%)
----------------------------------------------------------------------------------------------------------------------------------

  A          126671NS1     472,500,000.00       286.827828190      16.361080296      0.330409714       270.466747894    1.430000
 AIO         126671NW2     500,000,100.00       324.018708796       0.000000000      1.431546994       307.676590865    5.292276
  AR         126671NV4             100.00         0.000000000       0.000000000      0.000000000         0.000000000    0.000000
----------------------------------------------------------------------------------------------------------------------------------

  M1         126671NT9       8,750,000.00     1,000.000000000       0.000000000      1.651388571     1,000.000000000    2.050000
  M2         126671NU6       6,250,000.00     1,000.000000000       0.000000000      2.054166400     1,000.000000000    2.550000
  B1         126671NX0       2,500,000.00     1,000.000000000       0.000000000      2.456944000     1,000.000000000    3.050000
  B2         126671NY8       6,000,000.00     1,000.000000000       0.000000000      4.913888333     1,000.000000000    6.100000
  B3         126671NZ5       2,000,000.00     1,000.000000000       0.000000000      4.913890000     1,000.000000000    6.100000
  B4         126671PA8       2,000,000.00       491.618990000       0.000000000      2.415760000       271.393895000    6.100000
----------------------------------------------------------------------------------------------------------------------------------

Totals                     500,000,100.00       324.018708796      15.461217788      1.898930440       307.676590805

----------------------------------------------------------------------------------------------------------------------------------

THE
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

Officer:        Courtney Bartholomew                          Countrywide Home Loans
                212-815-3236                                 Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                                     Series 2002-BC1




Pool Level Data
Distribution Date                                                                                            5/25/04
Cut-off Date                                                                                                 1/ 1/02
Determination Date                                                                                           5/ 1/04
Accrual Period 30/360                                 Begin                                                  4/ 1/04
                                                      End                                                    5/ 1/04
Number of Days in 30/360 Accrual Period                                                                      30

Accrual Period Actual Days                            Begin                                                  4/26/04
                                                      End                                                    5/25/04
Number of Days in Actual Accrual Period                                                                      29


------------------------------------------------------------------------------
                            Collateral Information
------------------------------------------------------------------------------

Group 1

Cut-Off Date Balance                                                                                         500,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                            162,009,386.80
Ending Aggregate Pool Stated Principal Balance                                                               153,527,515.68

Beginning Aggregate Certificate Stated Principal Balance                                                     162,009,386.80
Ending Aggregate Certificate Stated Principal Balance                                                        153,838,326.17

Beginning Aggregate Loan Count                                                                                         1427
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                          60
Ending Aggregate Loan Count                                                                                            1367

Beginning Weighted Average Loan Rate (WAC)                                                                        8.706777%
Ending Weighted Average Loan Rate (WAC)                                                                           8.714547%

Beginning Net Weighted Average Loan Rate                                                                          8.196502%
Ending Net Weighted Average Loan Rate                                                                             8.203192%

Weighted Average Maturity (WAM) (Months)                                                                               318

Servicer Advances                                                                                               278,731.50

Aggregate Pool Prepayment                                                                                     6,777,487.33
Pool Prepayment Rate                                                                                          47.0013 CPR

THE
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

Officer:        Courtney Bartholomew                          Countrywide Home Loans
                212-815-3236                                 Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                                     Series 2002-BC1


Certificate Account

Beginning Balance                                                                                 0.00

Deposit
Payments of Interest and Principal                                                        8,086,086.01
Liquidation Proceeds                                                                      1,185,446.29
All Other Proceeds                                                                                0.00
Other Amounts                                                                                     0.00
Total Deposits                                                                            9,271,532.30


Withdrawals
Reimbursement of Servicer Advances                                                                0.00
Payment of Master Servicer Fees                                                              61,610.04
Payment of Sub Servicer Fees                                                                    301.77
Payment of Other Fees                                                                             0.00
Payment of Insurance Premium(s)                                                             158,438.38
Payment of Personal Mortgage Insurance                                                            0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                  0.00
Payment of Principal and Interest                                                         8,989,611.38
                                                                                          ------------
Total Withdrawals                                                                         9,209,961.57

Ending Balance                                                                               61,570.73


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                     5,893.87
Compensation for Gross PPIS from Servicing Fees                                               5,893.87
Other Gross PPIS Compensation                                                                     0.00
Total Net PPIS (Non-Supported PPIS)                                                              -0.00

THE
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

Officer:        Courtney Bartholomew                          Countrywide Home Loans
                212-815-3236                                 Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                                     Series 2002-BC1

Master Servicing Fees Paid                                                                                       61,610.04
Sub Servicing Fees Paid                                                                                             301.77
Insurance Premium(s) Paid                                                                                       158,438.38
Personal Mortgage Insurance Fees Paid                                                                                 0.00
Other Fees Paid                                                                                                       0.00
                                                                                                                ----------
Total Fees                                                                                                      220,350.19



--------------------------------------------------------
                Delinquency Information
--------------------------------------------------------

Group 1

Delinquency                                   30-59 Days           60-89 Days             90+ Days                  Totals
----------

Scheduled Principal Balance                 7,526,318.43         1,567,308.59         2,249,629.60           11,343,256.62
Percentage of Total Pool Balance               4.902260%            1.020865%            1.465294%               7.388419%
Number of Loans                                       69                   18                   21                     108
Percentage of Total Loans                      5.047549%            1.316752%            1.536211%               7.900512%

Foreclosure

Scheduled Principal Balance                    74,942.38            75,968.81         9,193,150.94            9,344,062.13
Percentage of Total Pool Balance               0.048814%            0.049482%            5.987950%               6.086246%
Number of Loans                                        1                    1                   84                      86
Percentage of Total Loans                      0.073153%            0.073153%            6.144843%               6.291149%

Bankruptcy
----------

Scheduled Principal Balance                   701,316.88           465,729.56         7,491,114.64            8,658,161.08
Percentage of Total Pool Balance               0.456802%            0.303353%            4.879330%               5.639485%
Number of Loans                                        5                    5                   76                      86
Percentage of Total Loans                      0.365764%            0.365764%            5.559620%               6.291149%

REO

Scheduled Principal Balance                         0.00                 0.00         3,199,658.29            3,199,658.29
Percentage of Total Pool Balance               0.000000%            0.000000%            2.084094%               2.084094%
Number of Loans                                        0                    0                   34                      34
Percentage of Total Loans                      0.000000%            0.000000%            2.487198%               2.487198%

THE
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

Officer:        Courtney Bartholomew                          Countrywide Home Loans
                212-815-3236                                 Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                                     Series 2002-BC1





Book Value of all REO Loans                                                                                      0.00
Percentage of Total Pool Balance                                                                            0.000000%

Current Realized Losses                                                                                    378,713.02
Additional Gains (Recoveries)/Losses                                                                        61,737.17
Total Realized Losses                                                                                    1,457,212.21

---------------------------------------------------------------
        Subordination/Credit Enhancement Information
---------------------------------------------------------------

Protection                                                                  Original                          Current
----------                                                                  --------                          -------

Bankruptcy Loss                                                                 0.00                             0.00
Bankruptcy Percentage                                                      0.000000%                        0.000000%
Credit/Fraud Loss                                                               0.00                     5,000,001.00
Credit/Fraud Loss Percentage                                               0.000000%                        3.256746%
Special Hazard Loss                                                             0.00                             0.00
Special Hazard Loss Percentage                                             0.000000%                        0.000000%

Credit Support                                                              Original                          Current
--------------                                                              --------                          -------

Class A                                                               472,500,100.00                   127,795,538.38
Class A Percentage                                                        94.500001%                       83.071327%

Class M1                                                                8,750,000.00                     8,750,000.00
Class M1 Percentage                                                        1.750000%                        5.687789%

Class M2                                                               6,250,000.00                     6,250,000.00
Class M2 Percentage                                                       1.250000%                        4.062707%

Class B1                                                                2,500,000.00                     2,500,000.00
Class B1 Percentage                                                        0.500000%                        1.625083%

Class B2                                                                6,000,000.00                     6,000,000.00
Class B2 Percentage                                                        1.200000%                        3.900198%

Class B3                                                                2,000,000.00                     2,000,000.00
Class B3 Percentage                                                        0.400000%                        1.300066%

Class B4                                                                2,000,000.00                      542,787.79
Class B4 Percentage                                                        0.400000%                        0.352830%

THE
BANK OF
NEW
YORK

101 Barclay St., 8W
New York, NY 10286

Officer:        Courtney Bartholomew                          Countrywide Home Loans
                212-815-3236                                 Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                                     Series 2002-BC1